                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                October 23, 1998
                                ----------------
                Date of Report (Date of Earliest Event Reported)


                                 WESTERN BANCORP
                                 ---------------
             (Exact Name of Registrant As Specified In Its Charter)


                                   CALIFORNIA
                                   ----------
                 (State or Other Jurisdiction of Incorporation)

          0-13551                                         95-3863296
          -------                                         ----------
 (Commission File Number)                    (IRS Employer Identification No.)

                          4100 Newport Place, Suite 900
                         Newport Beach, California 92660
                         -------------------------------
               (Address of Principal Executive Offices)(Zip Code)

                                 (949) 863-2444
                                 --------------
              (Registrant's Telephone Number, including Area Code)

ITEM 2. ACQUISITION OF BANK OF LOS ANGELES.

          Western Bancorp (the "Company") serves as the holding company for Southern California Bank ("SCB") and Santa Monica Bank ("SMB", and together with SCB, the "Banks") and Venture Partners, Inc. On October 23,1998, the Company acquired Bank of Los Angeles ("BKLA") pursuant to an Agreement and Plan of Merger, dated as of April 16, 1998, and amended and restated as of June 24, 1998 and July 16, 1998 (the "Merger Agreement"), by and among the Company, SMB and BKLA (the "BKLA Acquisition"). Pursuant to the Merger Agreement, BKLA merged with and into SMB, with SMB being the surviving corporation.

          Pursuant to the Merger Agreement, each issued and outstanding share of common stock of BLKA ("BKLA Common Stock") prior to the BKLA Acquisition (other than as provided in the Merger Agreement) was converted into the right to receive 0.4224 shares (the "Conversion Number") of common stock of the Company ("Company Common Stock"). In addition, each option to acquire shares of BKLA Common Stock outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) was converted into the right to receive that number of shares of Company Common Stock equal to the quotient obtained by dividing the Spread (as defined in the Merger Agreement) by $42.61. Each warrant to acquire BKLA Common Stock outstanding at the Effective Time (each, a "BKLA Warrant") was converted into a warrant (each, a "Replacement Warrant") to acquire, on the same terms and conditions as were applicable under such BKLA warrant agreement, that number of shares of Company Common Stock equal to the number of shares of BKLA Common Stock subject to the BKLA Warrant multiplied by the Conversion Number (such product rounded down to the nearest whole number), at an exercise price per share (rounded up to the nearest whole cent) equal to (a) the aggregate exercise price for the shares of BKLA Common Stock which were purchasable pursuant to such BKLA Warrant divided by (b) the number of full shares of Company Common Stock subject to such Replacement Warrant. This resulted in the issuance of approximately 156,100 Warrants at an exercise price of $8.88.

          Upon consummation of the BKLA Acquisition, the Company issued approximately 2,214,500 shares of Company Common Stock (prior to adjustment for fractional shares) to former holders of BKLA Common Stock, and as a result, the former shareholders of BKLA Common Stock own shares of Company Common Stock representing approximately 12.4 percent of the outstanding Company Common Stock.

          The description of the Merger Agreement contained herein is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein as Exhibit 2.1. After giving effect to the BKLA Acquisition, the total assets of the Company and its subsidiaries increased to approximately $2.3 billion, total deposits increased to approximately $1.9 billion and total shareholders equity increased to approximately $323 million as of June 30, 1998, on a restated basis, before giving effect to merger costs and restructuring costs.

          As part of the BKLA Acquisition, Adriana Boeka, former Chairman of BKLA, was appointed to the Board of Directors of the Company.

          A press release announcing consummation of the BKLA Acquisition was issued on October 26, 1998, a copy of which is attached hereto as Exhibit
     99.1 and is incorporated herein in its entirety by this reference.

ITEM 5. OTHER EVENTS.

          On October 30, 1998, the Company announced the termination of the Agreement and Plan of Merger, dated as of July 24, 1998, by and among the Company, Portola Merger Sub and Peninsula Bank of San Diego. A copy of the press release making such announcement is attached hereto as Exhibit 99.2 and is incorporated herein in its entirety by this reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA
        FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

          Financial statements for Bank of Los Angeles required by this item are incorporated herein in their entirety by this reference to Exhibit 99.3 and
     Exhibit 99.4 hereto.


     (b)  PRO FORMA FINANCIAL INFORMATION.

                     WESTERN BANCORP AND BANK OF LOS ANGELES
              UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

     The following unaudited pro forma combined condensed financial data combines the historical consolidated condensed financial statements of Western and BKLA after giving effect to the BKLA Acquisition which was consummated on October 23, 1998 as if it had been effective on June 30, 1998 and December 31, 1997, with respect to the Pro Forma Combined Condensed Balance Sheets, and as of the beginning of the periods indicated, with respect to the Pro Forma Combined Condensed Statements of Income. This information is presented under pooling-of-interests accounting. The unaudited pro forma combined condensed financial data also combines the historical condensed statements of income of SMB acquired by Western on January 27, 1998, in a merger accounted for under the purchase method of accounting, for the year ended December 31, 1997 and the six months ended June 30, 1998 and 1997, as if the acquisition of SMB occurred at the beginning of such periods. The information for the six months ended June 30, 1998 and 1997 is derived from the unaudited financial statements of Western, BKLA and SMB which includes, in the opinion of the respective managements of Western, BKLA and SMB, all adjustments (consisting only of normal accruals) necessary to present fairly the data for such periods. This information should be read in conjunction with the historical consolidated financial statements of Western, BKLA and SMB including their respective notes thereto, which are included and incorporated by reference into this report on Form 8K. The effect of estimated merger and reorganization costs expected to be incurred in connection with the BKLA Acquisition have been reflected in the Unaudited Pro Forma Combined Condensed Balance Sheets; however, since the estimated costs are nonrecurring, they have not been reflected in the Unaudited Pro Forma Combined Condensed Statements of Income. See Note 2 to the Unaudited Pro Forma Combined Condensed Financial Information. The unaudited pro forma combined condensed financial data does not give effect to any anticipated operating efficiencies which may occur in conjunction with the BKLA Acquisition. The Unaudited Pro Forma Combined Condensed Balance Sheets are not necessarily indicative of the actual financial position that would have existed had the BKLA Acquisition June 30, 1998 or December 31, 1997, or that may exist in the future. The Unaudited Pro Forma Combined Condensed Statements of Income are not necessarily indicative of the results that would have occurred had the BKLA Acquisition been consummated on the dates indicated or that may be achieved in the future. The actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including changes in value and changes in operating results between the dates of the unaudited pro forma financial data and the dates on which the BKLA Acquisition took place.

                     WESTERN BANCORP AND BANK OF LOS ANGELES
                    PRO FORMA COMBINED STATEMENT OF CONDITION
                               AS OF JUNE 30, 1998
                                   (UNAUDITED)


                                                                                                       Western
                                                       Western        BKLA           Pro Forma        and BKLA
                                                    (Historical)  (Historical)(1)  Adjustments (2)    Pro Forma
                                                    ------------  ---------------  ---------------  -------------
                                                            (In thousands, except per share data)
ASSETS:
Cash and due from banks                              $  155,940      $   20,682      $     --         $  176,622

Federal funds sold                                      177,329          14,000            --            191,329
                                                     ----------      ----------      ----------       ----------
      TOTAL CASH AND CASH EQUIVALENTS                   333,269          34,682            --            367,951

Federal Reserve Bank and Federal Home Loan
  Bank stock, at cost                                     5,759           1,491            --              7,250
Securities held to maturity                                --            87,188            --             87,188
Securities available for sale                           218,376            --              --            218,376
                                                     ----------      ----------      ----------       ----------
      TOTAL SECURITIES                                  224,135          88,679            --            312,814

Net loans                                             1,249,930         150,962            --          1,400,892
Property, plant and equipment                            32,034           2,519            --             34,553
Other real estate owned                                   4,946           1,545            --              6,491
Goodwill                                                145,525           5,504            --            151,029
Other assets                                             26,910           5,877           3,076           35,863

      TOTAL ASSETS                                   $2,016,749      $  289,768      $    3,076       $2,309,593
                                                     ----------      ----------      ----------       ----------
                                                     ----------      ----------      ----------       ----------
LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Non-interest bearing deposits                        $  637,837      $   86,876      $     --         $  724,713
Interest bearing deposits                             1,059,515         155,676            --          1,215,191
                                                     ----------      ----------      ----------       ----------
    Total deposits                                    1,697,352         242,552            --          1,939,904
Borrowed funds                                           15,756          12,873            --             28,629
Accrued interest payable and other liabilities           14,495             792          10,355           25,642
                                                     ----------      ----------      ----------       ----------
    TOTAL LIABILITIES                                 1,727,603         256,217          10,355        1,994,175

SHAREHOLDERS' EQUITY:
Preferred stock                                            --              --              --               --
Common stock and additional paid in capital             263,257          31,042            --            294,299
Retained earnings                                        25,819           2,509          (7,279)          21,049
Comprehensive income (loss)                                  70            --              --                 70
                                                     ----------      ----------      ----------       ----------
     TOTAL SHAREHOLDERS' EQUITY                         289,146          33,551          (7,279)         315,418
                                                     ----------      ----------      ----------       ----------
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY       $2,016,749      $  289,768      $    3,076       $2,309,593
                                                     ----------      ----------      ----------       ----------
                                                     ----------      ----------      ----------       ----------
Number of common shares outstanding (1)                15,703.8         4,856.2                         17,843.4
Common shareholders' equity per share (1)            $    18.41      $     6.91                       $    17.68
Tangible common shareholders' equity per share (1)   $     9.15      $     5.78                       $     9.21


                     WESTERN BANCORP AND BANK OF LOS ANGELES
                    PRO FORMA COMBINED STATEMENT OF CONDITION
                             AS OF DECEMBER 31, 1997
                                   (UNAUDITED)


                                                                                                     Western
                                                        Western         BKLA          Pro Forma      and BKLA
                                                     (Historical)  (Historical)(1)  Adjustments(2)   Pro Forma
                                                     ------------  ---------------  --------------  -----------
                                                                (In thousands, except per share data)
ASSETS:
Cash and due from banks                              $    97,456     $    22,646     $      --      $   120,102
Federal funds sold                                       138,702          29,555            --          168,257
                                                     -----------     -----------     -----------    -----------
      TOTAL CASH AND CASH EQUIVALENTS                    236,158          52,201            --          288,359

Federal Reserve Bank and Federal
  Home Loan Bank stock, at cost                            5,610             801            --            6,411
Securities held to maturity                                 --            48,138            --           48,138
Securities available for sale                            201,904          11,494            --          213,398
                                                     -----------     -----------     -----------    -----------
      TOTAL SECURITIES                                   207,514          60,433            --          267,947

Mortgage loans held for sale                                --              --              --             --
Net loans                                                864,840         139,814            --        1,004,654
Property, plant and equipment                             13,685           2,650            --           16,335
Other real estate owned                                    6,261           1,475            --            7,736
Goodwill                                                  30,430           5,939            --           36,369
Other assets                                              24,622           9,521           3,076         37,219
                                                     -----------     -----------     -----------    -----------
      TOTAL ASSETS                                   $ 1,383,510     $   272,033     $     3,076    $ 1,658,619
                                                     -----------     -----------     -----------    -----------
                                                     -----------     -----------     -----------    -----------
LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Non-interest bearing deposits                        $   457,503     $    85,222     $      --      $   542,725
Interest bearing deposits                                769,290         152,790            --          922,080
                                                     -----------     -----------     -----------    -----------
    Total deposits                                     1,226,793         238,012            --        1,464,805
Borrowed funds                                            12,751           1,849            --           14,600
Accrued interest payable and other liabilities            14,311           1,118          10,355         25,784
                                                     -----------     -----------     -----------    -----------
    TOTAL LIABILITIES                                  1,253,855         240,979          10,355      1,505,189

SHAREHOLDERS' EQUITY:
Preferred stock                                             --              --              --             --
Common stock                                             112,947          30,630            --          143,577
Retained earnings                                         16,802             472          (7,279)         9,995
Comprehensive income (loss)                                  (94)            (48)           --             (142)
                                                     -----------     -----------     -----------    -----------
     TOTAL SHAREHOLDERS' EQUITY                          129,655          31,054          (7,279)       153,430
                                                     -----------     -----------     -----------    -----------
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY      $ 1,383,510     $   272,033     $     3,076    $ 1,658,619
                                                     -----------     -----------     -----------    -----------
                                                     -----------     -----------     -----------    -----------
Number of common shares outstanding (1)                 10,648.3         4,751.7                       12,744.4
Common shareholders' equity per share (1)            $     12.18     $      6.54                    $     12.04
Tangible common shareholders' equity per share (1)   $      9.32     $      5.29                    $      9.19


                     WESTERN BANCORP AND BANK OF LOS ANGELES
                     PRO FORMA COMBINED STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                                   (UNAUDITED)


                                                                                                  Santa
                                                                                                  Monica                    Western
                                                                          BKLA       Western      January     Pro Forma     BKLA and
                                                           Western     (Historical)  and BKLA   (Historical)  Adjustments    Santa
                                                         (Historical)     (1)        Pro Forma      (3)          (3)         Monica
                                                         ------------  ------------  ---------  ------------  -----------   --------
                                                                             (In thousands, except per share data)
INTEREST INCOME:
    Interest and fees on loans and leases                  $ 56,671    $  7,667     $ 64,338     $  3,185     $   --       $ 67,523
    Interest on interest bearing deposits
     in other banks                                            --            38           38         --           --             38
    Interest on investment securities                         6,966       2,071        9,037          616         --          9,653
    Interest on federal funds sold                            5,285         729        6,014          365         (235)       6,144
                                                           --------    --------     --------     --------     --------     --------
        TOTAL INTEREST INCOME                                68,922      10,505       79,427        4,166         (235)      83,358

INTEREST EXPENSE:
    Interest expense on deposits                             17,762       2,718       20,480        1,180         --         21,660
    Interest expense on borrowings                              556         290          846           16         --            862
                                                           --------    --------     --------     --------     --------     --------
        TOTAL INTEREST EXPENSE                               18,318       3,008       21,326        1,196         --         22,522
                                                           --------    --------     --------     --------     --------     --------
NET INTEREST INCOME:                                         50,604       7,497       58,101        2,970         (235)      60,836
    Less:  provision for  loan and lease losses                 300        --            300           80                       380
                                                           --------    --------     --------     --------     --------     --------
NET INTEREST INCOME AFTER PROVISION FOR LOAN
    AND LEASE LOSSES                                         50,304       7,497       57,801        2,890         (235)      60,456

NON-INTEREST INCOME:
    Service charges, commissions and fees                     7,250         955        8,205          595         --          8,800
    Securities gains                                            155          49          204         --           --            204
    Other income                                                453          26          479           19         --            498
                                                           --------    --------     --------     --------     --------     --------
        TOTAL NON-INTEREST INCOME                             7,858       1,030        8,888          614         --          9,502

NON-INTEREST EXPENSE:
    Salaries and benefits                                    17,725       2,770       20,495        1,123          (11)      21,607
    Occupancy, furniture and equipment                        5,328       1,033        6,361          347           23        6,731
    Advertising and business development                        566          98          664           58         --            722
    Other real estate owned                                    (205)         12         (193)           9         --           (184)
    Professional services                                     1,657         362        2,019           73         --          2,092
    Telephone, stationery and supplies                        1,437         256        1,693           55         --          1,748
    Goodwill amortization                                     4,561         237        4,798         --            665        5,463
    Data processing                                           1,126        --          1,126            9         --          1,135
    Customer services cost                                      842        --            842            8         --            850
    Merger costs                                               --          --           --            429         --            429
    Other                                                     2,476         506        2,982          239         --          3,221
                                                           --------    --------     --------     --------     --------     --------
       TOTAL NON-INTEREST EXPENSE                            35,513       5,274       40,787        2,350          677       43,814
                                                           --------    --------     --------     --------     --------     --------

Income before income taxes                                   22,649       3,253       25,902        1,154         (912)      26,144
Income taxes                                                 11,142       1,216       12,358          463         (102)      12,719
                                                           --------    --------     --------     --------     --------     --------
        NET INCOME                                         $ 11,507    $  2,037     $ 13,544     $    691     $   (810)    $ 13,425
                                                           --------    --------     --------     --------     --------     --------
                                                           --------    --------     --------     --------     --------     --------
PER SHARE INFORMATION (1):
    Number of shares (weighted average)
        Basic                                              14,821.5     4,776.6     16,839.1      7,084.2                  17,692.1
        Diluted                                            15,040.0     5,368.8     17,307.8      7,084.2                  18,160.8
    Income per share
        Basic                                              $   0.78    $   0.43     $   0.80     $   0.10                  $   0.76
        Diluted                                            $   0.77    $   0.38     $   0.78     $   0.10                  $   0.74

                     WESTERN BANCORP AND BANK OF LOS ANGELES
                     PRO FORMA COMBINED STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                   (UNAUDITED)



                                                                                                  Santa                     Western
                                                                          BKLA       Western      Monica      Pro Forma     BKLA and
                                                           Western     (Historical)  and BKLA   (Historical)  Adjustments    Santa
                                                         (Historical)     (1)        Pro Forma      (3)          (3)         Monica
                                                         ------------  ------------  ---------  ------------  -----------   --------
                                                                             (In thousands, except per share data)
INTEREST INCOME:
    Interest and fees on loans and leases                  $ 38,605    $  5,021     $ 43,626     $ 18,106     $   --       $ 61,732
    Interest on interest bearing deposits
     in other banks                                            --             1            1         --           --              1
    Interest on investment securities                         8,500       1,139        9,639        4,030         --         13,669
    Interest on federal funds sold                            1,653         490        2,143        1,680       (1,408)       2,415
                                                           --------    --------     --------     --------     --------     --------
        TOTAL INTEREST INCOME                                48,758       6,651       55,409       23,816       (1,408)      77,817

INTEREST EXPENSE:
    Interest expense on deposits                             13,736       1,617       15,353        6,898         --         22,251
    Interest expense on borrowings                              594         129          723           98         --            821
                                                           --------    --------     --------     --------     --------     --------
        TOTAL INTEREST EXPENSE                               14,330       1,746       16,076        6,996         --         23,072
                                                           --------    --------     --------     --------     --------     --------
NET INTEREST INCOME:                                         34,428       4,905       39,333       16,820       (1,408)      54,745
    Less: provision for loan and lease losses                 1,400         410        1,810         --                       1,810
                                                           --------    --------     --------     --------     --------     --------
NET INTEREST INCOME AFTER PROVISION FOR LOAN                 33,028       4,495       37,523       16,820       (1,408)      52,935
    AND LEASE LOSSES

NON-INTEREST INCOME:
    Service charges and fees                                  3,838         602        4,440        3,416         --          7,856
    Gain on sale of loans                                        78        --             78         --           --             78
    Securities gains                                            342        --            342         --           --            342
    Other income                                                770          27          797          118         --            915
                                                           --------    --------     --------     --------     --------     --------
        TOTAL NON-INTEREST INCOME                             5,028         629        5,657        3,534         --          9,191

NON-INTEREST EXPENSE:
    Salaries and benefits                                    12,715       2,269       14,984        7,064          (66)      21,982
    Occupancy, furniture and equipment                        3,889         810        4,699        2,068          137        6,904
    Advertising and business development                        596          87          683          426         --          1,109
    Other real estate owned                                      69          12           81         (517)        --           (436)
    Professional services                                     1,753         221        1,974          953         --          2,927
    Telephone, stationery and supplies                        1,420         166        1,586          327         --          1,913
    Goodwill amortization                                     1,270         102        1,372         --          3,989        5,361
    Data processing                                             791        --            791           61         --            852
    Customer services cost                                      559        --            559           72         --            631
    Merger costs                                              3,470        --          3,470         --           --          3,470
    Other                                                     3,268         422        3,690        1,232         --          4,922
                                                           --------    --------     --------     --------     --------     --------
        TOTAL NON-INTEREST EXPENSE                           29,800       4,089       33,889       11,686        4,060       49,635
                                                           --------    --------     --------     --------     --------     --------
Income before income taxes                                    8,256       1,035        9,291        8,668       (5,468)      12,491
Income taxes                                                  4,811        --          4,811        3,004         (614)       7,201
                                                           --------    --------     --------     --------     --------     --------
        NET INCOME                                         $  3,445    $  1,035     $  4,480     $  5,664     $ (4,854)    $  5,290
                                                           --------    --------     --------     --------     --------     --------
                                                           --------    --------     --------     --------     --------     --------
PER SHARE INFORMATION (1):
    Number of shares (weighted average)
        Basic                                              10,492.5      2,878.8     11,708.5      7,084.2                 16,689.1
        Diluted                                            10,778.3      3,277.1     12,162.5      7,084.2                 17,143.1
    Income per share
        Basic                                              $   0.33     $   0.36     $   0.38     $   0.80                 $   0.32
        Diluted                                            $   0.32     $   0.32     $   0.37     $   0.80                 $   0.31

                     WESTERN BANCORP AND BANK OF LOS ANGELES
                     PRO FORMA COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                   (UNAUDITED)


                                                                                                Santa                  Western
                                                                       BKLA       Western      Monica      Pro Forma   BKLA and
                                                       Western     (Historical)  and BKLA   (Historical)  Adjustments   Santa
                                                     (Historical)      (1)       Pro Forma       (3)          (3)       Monica
                                                     ------------  ------------  ---------  ------------  -----------  --------
                                                                      (In thousands, except per share data)
INTEREST INCOME:
    Interest and fees on loans and leases              $  80,639   $  11,229    $  91,868    $  36,794    $    --      $ 128,662
    Interest on interest bearing deposits
     in other banks                                         --             1            1         --           --              1
    Interest on investment securities                     15,714       2,731       18,445        8,922         --         27,367
    Interest on federal funds sold                         4,681         893        5,574        3,652       (2,816)       6,410
                                                       ---------   ---------    ---------    ---------    ---------    ---------
        TOTAL INTEREST INCOME                            101,034      14,854      115,888       49,368       (2,816)     162,440

INTEREST EXPENSE:
    Interest expense on deposits                          28,276       3,673       31,949       14,575         --         46,524
    Interest expense on borrowings                         1,082         258        1,340          196         --          1,536
                                                       ---------   ---------    ---------    ---------    ---------    ---------
        TOTAL INTEREST EXPENSE                            29,358       3,931       33,289       14,771         --         48,060
                                                       ---------   ---------    ---------    ---------    ---------    ---------
NET INTEREST INCOME:                                      71,676      10,923       82,599       34,597       (2,816)     114,380
    Less:  provision for  loan and lease losses            2,800         410        3,210         --           --          3,210
                                                       ---------   ---------    ---------    ---------    ---------    ---------
NET INTEREST INCOME AFTER PROVISION FOR LOAN
    AND LEASE LOSSES                                      68,876      10,513       79,389       34,597       (2,816)     111,170

NON-INTEREST INCOME:
    Service charges, commissions and fees                  7,533       1,273        8,806        7,032         --         15,838
    Gain on sale of loans                                     78        --             78         --           --             78
    Securities gains                                         342        --            342           13         --            355
    Other income                                           1,733         115        1,848          229         --          2,077
                                                       ---------   ---------    ---------    ---------    ---------    ---------
        TOTAL NON-INTEREST INCOME                          9,686       1,388       11,074        7,274         --         18,348

NON-INTEREST EXPENSE:
    Salaries and benefits                                 25,023       4,802       29,825       14,661         (131)      44,355
    Occupancy, furniture and equipment                     7,843       1,778        9,621        4,151          274       14,046
    Advertising and business development                   1,225         155        1,380          844         --          2,224
    Other real estate owned                                  242          29          271         (547)        --           (276)
    Professional services                                  3,706         382        4,088        1,444         --          5,532
    Telephone, stationery and supplies                     2,735         347        3,082          632         --          3,714
    Goodwill amortization                                  2,538         246        2,784         --          7,977       10,761
    Data processing                                        1,667        --          1,667          116         --          1,783
    Customer services cost                                 1,263        --          1,263          265         --          1,528
    Merger related costs                                  14,201        --         14,201        1,052         --         15,253
    Other                                                  5,314         803        6,117        2,441         --          8,558
                                                       ---------   ---------    ---------    ---------    ---------    ---------
        TOTAL NON-INTEREST EXPENSE                        65,757       8,542       74,299       25,059        8,120      107,478
                                                       ---------   ---------    ---------    ---------    ---------    ---------
Income before income taxes                                12,805       3,359       16,164       16,812      (10,936)      22,040
Income taxes (benefits)                                    9,643        (372)       9,271        5,905       (1,228)      13,948
                                                       ---------   ---------    ---------    ---------    ---------    ---------
        NET INCOME                                     $   3,162   $   3,731    $   6,893    $  10,907    $  (9,708)   $   8,092
                                                       ---------   ---------    ---------    ---------    ---------    ---------
                                                       ---------   ---------    ---------    ---------    ---------    ---------
PER SHARE INFORMATION:
    Number of shares (weighted average)
        Basic                                           10,523.9      3,226.0     11,886.6      7,084.2                 16,867.2
        Diluted                                         10,731.6      3,749.7     12,315.5      7,084.2                 17,296.1
    Income per share
        Basic                                          $    0.30    $    1.16    $    0.58    $    1.54                $    0.48
        Diluted                                        $    0.29    $    1.00    $    0.56    $    1.54                $    0.47

                     WESTERN BANCORP AND BANK OF LOS ANGELES
                     PRO FORMA COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)

                                                                                            Western
                                                              Western          BKLA         and BKLA
                                                            (Historical)  (Historical)(1)   Pro Forma
                                                            ------------  ---------------   ---------
                                                               (In thousands, except per share data)
INTEREST INCOME:
    Interest and fees on loans and leases                     $ 58,374       $  7,702       $ 66,076
    Interest on interest bearing deposits in other banks             3             12             15
    Interest on investment securities                           12,862          2,008         14,870
    Interest on federal funds sold                               2,998            839          3,837
                                                              --------       --------       --------
        TOTAL INTEREST INCOME                                   74,237         10,561         84,798

INTEREST EXPENSE:
    Interest expense on deposits                                21,382          2,830         24,212
    Interest expense on borrowings                                 929            257          1,186
                                                              --------       --------       --------
        TOTAL INTEREST EXPENSE                                  22,311          3,087         25,398

                                                              --------       --------       --------
NET INTEREST INCOME:                                            51,926          7,474         59,400
    Less:  provision for  loan and lease losses                  1,018            750          1,768
                                                              --------       --------       --------
NET INTEREST INCOME AFTER PROVISION FOR LOAN
    AND LEASE LOSSES                                            50,908          6,724         57,632

NON-INTEREST INCOME:
    Service charges, commissions and fees                        7,485            966          8,451
    Gain on sale of loans and other assets                         665           --              665
    Securities gains (losses)                                      281             (5)           276
    Other income                                                 1,444             76          1,520
                                                              --------       --------       --------
        TOTAL NON-INTEREST INCOME                                9,875          1,037         10,912

NON-INTEREST EXPENSE:
    Salaries and benefits                                       23,016          3,408         26,424
    Occupancy, furniture and equipment                           7,649          1,306          8,955
    Advertising and business development                         1,342            137          1,479
    Other real estate owned                                       (134)            68            (66)
    Professional services                                        6,054            472          6,526
    Telephone, stationery and supplies                           2,201            346          2,547
    Goodwill amortization                                        1,004            119          1,123
    Data processing                                              1,064           --            1,064
    Customer services cost                                         510           --              510
    Other                                                        5,432            904          6,336
                                                              --------       --------       --------
        TOTAL NON-INTEREST EXPENSE                              48,138          6,760         54,898
                                                              --------       --------       --------
Income before income taxes                                      12,645          1,001         13,646
Income taxes                                                     3,656           --            3,656
                                                              --------       --------       --------
        NET INCOME                                            $  8,989       $  1,001       $  9,990
                                                              --------       --------       --------
                                                              --------       --------       --------
PER SHARE INFORMATION:
    Number of shares (weighted average)
        Basic                                                  8,095.7        2,195.1        9,022.9
        Diluted                                                8,248.4        2,475.9        9,294.2
    Income per share
        Basic                                                 $   1.11       $   0.46       $   1.11
        Diluted                                               $   1.09       $   0.40       $   1.07


                     WESTERN BANCORP AND BANK OF LOS ANGELES
                     PRO FORMA COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                   (UNAUDITED)

                                                                                              Western
                                                                Western          BKLA         and BKLA
                                                              (Historical)  (Historical)(1)   Pro Forma
                                                              ------------  ---------------  ----------
                                                                  (In thousands, except per share data)
INTEREST INCOME:
    Interest and fees on loans and leases                        $ 49,014       $  4,808       $ 53,822
    Interest on interest bearing deposits in other    banks            43              2             45
    Interest on investment securities                              10,726          1,575         12,301
    Interest on federal funds sold                                  2,846            434          3,280
                                                                 --------       --------       --------
        TOTAL INTEREST INCOME                                      62,629          6,819         69,448

INTEREST EXPENSE:
    Interest expense on deposits                                   19,167          1,542         20,709
    Interest expense on borrowings                                    637            310            947
                                                                 --------       --------       --------
        TOTAL INTEREST EXPENSE                                     19,804          1,852         21,656

                                                                 --------       --------       --------
NET INTEREST INCOME:                                               42,825          4,967         47,792
    Less: provision for (recovery of) loan and
    lease losses                                                    8,564           (311)         8,253
                                                                 --------       --------       --------
NET INTEREST INCOME AFTER PROVISION FOR LOAN
    AND LEASE LOSSES                                               34,261          5,278         39,539

NON-INTEREST INCOME:
    Service charges, commissions and fees                           6,551            757          7,308
    Gain on sale of loans and other assets                            145            118            263
    Securities (losses)                                              (692)           (46)          (738)
    Other income                                                    1,822             49          1,871
                                                                 --------       --------       --------
        TOTAL NON-INTEREST INCOME                                   7,826            878          8,704

NON-INTEREST EXPENSE:
    Salaries and benefits                                          19,575          2,798         22,373
    Occupancy, furniture and equipment                              7,878            941          8,819
    Advertising and business development                            1,199            128          1,327
    Other real estate owned                                         3,080             24          3,104
    Professional services                                           3,176            547          3,723
    Telephone, stationery and supplies                              2,337            254          2,591
    Goodwill amortization                                             821             20            841
    Lower of cost or market adjustment on loans
        available for sale                                            756           --              756
    Data processing                                                   822           --              822
    Customer services cost                                            184           --              184
    Other                                                           5,781            798          6,579
                                                                 --------       --------       --------
        TOTAL NON-INTEREST EXPENSE                                 45,609          5,510         51,119

                                                                 --------       --------       --------
Income (loss) before income taxes                                  (3,522)           646         (2,876)
Income taxes (benefits)                                            (1,733)          --           (1,733)
                                                                 --------       --------       --------
        NET INCOME (LOSS)                                        $ (1,789)      $    646       $ (1,143)
                                                                 --------       --------       --------
                                                                 --------       --------       --------

PER SHARE INFORMATION:
    Number of shares (weighted average)
        Basic                                                     6,486.9        1,017.5        6,916.7
        Diluted                                                   6,598.5        1,268.8        7,134.4
    Income (loss) per share
        Basic                                                    $  (0.28)      $   0.63       $  (0.17)
        Diluted                                                  $  (0.28)      $   0.51       $  (0.17)

                     WESTERN BANCORP AND BANK OF LOS ANGELES
                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1: BASIS OF PRESENTATION.

     Certain historical data of BKLA have been reclassified on a pro forma basis to conform to Western's classifications. Transactions between Western and BKLA are not material in relation to the unaudited pro forma combined financial statements, and have not been eliminated from the pro forma combined amounts. The unaudited pro forma number of common shares outstanding, common shareholders' equity per share, number of shares (basic and diluted) and income (loss) per share (basic and diluted) are based on the share amounts for Western plus the historical share amounts for BKLA multiplied by the Conversion Number of 0.4224. In addition, at the Effective Time (as defined in the Merger Agreement) of the BKLA Acquisition, all outstanding options to purchase shares of BKLA Common Stock under BKLA's stock option plan (each, a "BKLA Stock Option"), unless otherwise exercised pursuant to Section 10 of BKLA's stock option plan, shall be converted into the right to receive for each share of BKLA Common Stock otherwise issuable upon exercise thereof a number of shares of Western Common Stock equal to the quotient obtained by dividing the Spread by $42.61 ("Replacement Shares"). As used herein, "Spread" means the difference, if positive, obtained by subtracting the exercise price of such BKLA Stock Option from $18.00. After accumulating all such Replacement Shares issuable to any holder of BKLA Stock Options, any fractional Replacement Shares issuable to any holder of BKLA Stock Options of 0.2 or above shall be rounded upwards. Further, at the Effective Time, each outstanding warrant to purchase shares of BKLA Common Stock under BKLA's warrant agreement (each, a "BKLA Warrant"), shall be converted into a warrant to acquire, on the same terms and conditions as were applicable under such BKLA warrant agreement, the number of shares of Western Common Stock equal to (a) the number of shares of BKLA Common Stock subject to the BKLA Warrant, multiplied by (b) the Conversion Number (such product rounded down to the nearest whole number) (a "Replacement Warrant"), at an exercise price per share (rounded up to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of BKLA Common Stock which were purchasable pursuant to such BKLA Warrant divided by (z) the number of full shares of Western Common Stock subject to such Replacement Warrant in accordance with the foregoing.

NOTE 2: MERGER COSTS

     The unaudited pro forma combined condensed financial data reflects Western Management's current estimate, for purposes of pro forma presentation, of the aggregate estimated merger costs of $10,355,000 ($7,279,000 net of taxes, computed using the combined federal and state tax rate of 42.0%) expected to be incurred in connection with the BKLA Merger. While a portion of these costs may be required to be recognized over time, the current estimate of these costs has been recorded in the pro forma combined balance sheets in order to disclose the aggregate effect of these activities on Western's pro forma combined financial position. The estimated aggregate costs include the following:


                                                                 (Dollars in
                                                                 thousands)
    Employee costs                                                      $1,500
    Conversion costs                                                       500
    Other costs                                                          5,325
                                                               ----------------
                                                                         7,325
    Tax effects                                                        (3,076)
                                                               ----------------
                                                                         4,249
    Investment banking and other professional fees                       3,030
                                                               ----------------
    TOTAL ESTIMATED AGGREGATE COSTS                                     $7,279
                                                               ----------------
                                                               ----------------


     Western management's cost estimates are forward-looking. While the costs represent Western management's current estimate of merger costs that will be incurred, the ultimate level and timing of recognition of such costs will be based on the final merger and integration plan developed by various of Western's and BKLA's, task forces and integration committees. Readers are cautioned that the completion of the merger and integration plan and the resulting management plans detailing actions to be undertaken to effect the Merger and resultant integration of operations will impact these estimates; the type and amount of actual costs incurred could vary materially from these estimates if future developments differ from the underlying assumptions used by management in determining the current estimate of these costs.

NOTE 3: PRO FORMA ADJUSTMENTS RELATED TO THE ACQUISITION OF SMB

     The acquisition of SMB was accounted for as a purchase effective on January 27, 1998. Accordingly, Western's balance sheet as of June 30, 1998, reflects such acquisition. Under this method of accounting, assets and liabilities of SMB were adjusted to their estimated fair values and combined with the recorded book values of the assets and liabilities of Western. Applicable income tax effects of such adjustments are included as a component of Western's net deferred tax asset with a corresponding offset to goodwill.

     The unaudited pro forma combined condensed statements of income for the six-month periods ending June 30, 1998, June 30, 1997 and for the year ended December 31, 1997 are presented as if the acquisition was consummated at the beginning of each period. The pro forma combined statements of income for these periods combine the individual pro forma results of operations of Western, BKLA and SMB for each period after giving effect to the amortization of purchase accounting adjustments, the additional equity which was raised by Western and the reduced interest income resulting from the cash payments made as part of the SMB Acquisition. The pro forma purchase accounting adjustments for each period represent the amortization that would have taken place from the beginning of the period.

     For the purposes of the unaudited pro forma combined condensed statement of income, it is estimated that Western would have earned 5.50% on the $51.2 million cash portion of the acquisition of SMB purchase price during each period, resulting in approximately $235,000 less interest income for the six-month period ended June 30, 1998, $1,408,000 less interest income for the six-month period ended June 30, 1997 and $2.8 million less interest income for 1997.

     Salaries and benefits expense is estimated to be reduced by approximately $11,000, $66,000 and $131,000 for the six-month period ended June 30, 1998, the six-month period ended June 30, 1997 and for the year ended December 31, 1997, respectively, as a result of the write-off of the unrecognized transition obligation related to post-retirement health care benefits.

     For the year ended December 31, 1997, occupancy, furniture and equipment expense increased by an estimated $194,000 of depreciation expense related to the fair market value adjustment of SMB's property, plant and equipment and by approximately $80,000 related to the amortization of favorable lease assets, resulting in an approximately $274,000 additional expense. For the six-month periods ended June 30, 1998 and June 30, 1997, this additional expense is $23,000 and $137,000, respectively.

     Goodwill of approximately $119.7 million is amortized on a straight line basis over 15 years.

     Income taxes are estimated to be at a rate of 41.5% of pretax income before goodwill amortization.

     (c)  Exhibits.


     The following exhibits are filed with this Current Report on Form 8-K:


Exhibit
Number                           Description
-------                          -----------

 2.1 Agreement and Plan of Merger, dated as of April 16, 1998, and amended and restated as of June 24, 1998 and July 16, 1998, by and among Western Bancorp, Santa Monica Bank and Bank of Los Angeles
 2.2      Agreement and Plan of Merger, dated as of October 6, 1998, between
          Western Bancorp and PNB Financial Group, Inc. (Exhibit 2.2 to Western
          Bancorp's Current Report on Form 8-K dated October 21, 1998 incorporated herein by reference)
23.1      Consent of Vavrenik, Trine, Day & Co LLP (Bank of Los Angeles)
99.1      Press Release of Western Bancorp dated October 26, 1998
99.2      Press Release of Western Bancorp dated October 30, 1998
99.3 Unaudited Balance Sheets of Bank of Los Angeles as of June 30, 1998 and the related Statements of Income, Changes in Shareholders Equity and Cash Flows for the six months ended June 30, 1998 and 1997.
99.4 Audited Balance Sheets of Bank of Los Angeles as of December 31, 1997 and 1996 and the related Statements of Income, Changes in Shareholders
          Equity and Cash Flows for each of the three years in the period ended
          December 31, 1997.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


Dated: November 6, 1998

                                 WESTERN BANCORP

                                 By: /s/ Arnold C. Hahn
                                     ------------------------------------------
                                     Name:      Arnold C. Hahn
                                     Title:     Executive Vice President and
                                                Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit
Number                              Description
-------                             -----------
  2.3     Agreement and Plan of Merger, dated as of April 16, 1998, and amended and restated as of June 24, 1998 and July 16, 1998, by and among
          Western Bancorp, Santa Monica Bank and Bank of Los Angeles
  2.4     Agreement and Plan of Merger, dated as of October 6, 1998, between
          Western Bancorp and PNB Financial Group, Inc. (Exhibit 2.2 to Western
          Bancorp's Current Report on Form 8-K dated October 21, 1998 incorporated herein by reference)
 23.1     Consent of Vavrenik, Trine, Day & Co LLP (Bank of Los Angeles)
 99.1     Press Release of Western Bancorp dated October 26, 1998
 99.2     Press Release of Western Bancorp dated October 30, 1998
 99.3     Unaudited Balance Sheets of Bank of Los Angeles as of June 30, 1998
          and the related Statements of Income, Changes in Shareholders Equity and Cash Flows for the six months ended June 30, 1998 and 1997.
 99.4     Audited Balance Sheets of Bank of Los Angeles as of December 31, 1997
          and 1996 and the related Statements of Income, Changes in Shareholders
          Equity and Cash Flows for each of the three years in the period ended
          December 31, 1997.